UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2013

Joe’s Jeans Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)
(323) 837-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

As previously disclosed, Joe's Jeans Inc. (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") on December 7, 2012 (the “Nasdaq Letter”), notifying it of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"). The Nasdaq Letter stated that the Company had until June 5, 2013 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days.  The Nasdaq Letter was issued in accordance with standard Nasdaq procedures and had no immediate effect on the listing of the Company’s common stock.

On January 17, 2013, the Company received notification from Nasdaq that it determined that for 10 consecutive trading days, from January 3, 2013 to January 16, 2013, the closing bid price of the Company’s Common Stock was at $1.00 per share or greater, the Company regained compliance with the Bid Price Rule and the matter was now closed.

A copy of the press release issued by the Company on January 22, 2013 announcing the receipt of this letter from Nasdaq is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d)       Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.

(Registrant)

Date: January 22, 2013	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated January 22, 2013

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